Exhibit 99.1

Appian Announces Second Quarter 2021 Financial Results

Cloud subscription revenue increased 44% year-over-year to $42.5 million
Subscriptions revenue increased 37% year-over-year to $56.9 million

McLean, VA – August 5, 2021 – Appian (Nasdaq: APPN) today announced financial results for the second quarter ended June 30, 2021.

“In Q2, Appian increased cloud subscription revenue by 44% and announced the acquisition of a leading process mining firm. With this acquisition, we are unifying process mining and low-code automation. Companies can now discover their processes and automate them within the Appian platform,” said Matt Calkins, CEO & Founder.

Second Quarter 2021 Financial Highlights:

•Revenue: Cloud subscription revenue was $42.5 million for the second quarter of 2021, up 44% compared to the second quarter of 2020. Total subscriptions revenue, which includes sales of our SaaS subscriptions, on-premises term license subscriptions, and maintenance and support, increased 37% year-over-year to $56.9 million for the second quarter of 2021. Professional services revenue was $26.1 million for the second quarter of 2021, compared to $25.4 million for the second quarter of 2020. Total revenue was $83.0 million for the second quarter of 2021, up 24% compared to the second quarter of 2020. Cloud subscription revenue retention rate was 121% as of June 30, 2021.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(24.6) million for the second quarter of 2021, compared to $(12.1) million for the second quarter of 2020. Non-GAAP operating loss was $(17.6) million for the second quarter of 2021, compared to $(8.5) million for the second quarter of 2020.
•Net loss and non-GAAP net loss: GAAP net loss was $(23.8) million for the second quarter of 2021, compared to $(11.8) million for the second quarter of 2020. GAAP net loss per share was $(0.34) for the second quarter of 2021, based on 71.0 million weighted-average shares outstanding, compared to $(0.17) for the second quarter of 2020, based on 68.4 million weighted-average shares outstanding. Non-GAAP net loss was $(16.9) million for the second quarter of 2021, compared to $(8.2) million for the second quarter of 2020. Non-GAAP net loss per share was $(0.24) for the second quarter of 2021, based on 71.0 million basic and diluted shares outstanding, compared to the $(0.12) net loss per share for the second quarter of 2020, based on 68.4 million basic and diluted shares outstanding.
•Adjusted EBITDA: Adjusted EBITDA loss was $(16.3) million for the second quarter of 2021, compared to adjusted EBITDA loss of $(7.0) million for the second quarter of 2020.
•Balance sheet and cash flows: As of June 30, 2021, Appian had total cash, cash equivalents, and investments of $249.7 million. Net cash used in operating activities was $(6.6) million for the three months ended June 30, 2021 compared to $(3.1) million of net cash used in operating activities for the same period in 2020.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2021 Business Highlights:

•Appian announced KPMG, Accenture, PwC, Wipro, Infosys, Vuram, Appcino, GxP Partners, and Needzaio as recipients of 2021 Partner awards. The awards recognize their achievements and contributions to the Appian community.
•Bankhaus von der Heydt, one of Europe's oldest banks, delivers new products 10x faster with the Appian Low-code Automation Platform.
•CNA Financial Corporation, a top commercial insurer, wins the Celent 2021 Model Insurer Award. They were selected for developing CNA ComPass, a solution built on the Appian Low-code Automation Platform.

•Entelgy, a consultancy company, deployed the Appian Low-code Automation Platform and accelerated the time between invoicing and payment by 35%. They process 98% of all invoices without human intervention, using Appian Robotic Process Automation.
•Appian unveiled the latest version of its low-code automation platform, including enhanced AI-driven Intelligent Document Processing (IDP), new design guidance and developer collaboration features, and enhanced DevSecOps capabilities.
Financial Outlook:

As of August 5, 2021, guidance for 2021 is as follows:

•Third Quarter 2021 Guidance:

◦Cloud subscription revenue is expected to be in the range of $45.0 million and $45.5 million, representing year-over-year growth of between 31% and 33%.
◦Total revenue is expected to be in the range of $90.5 million and $91.0 million, representing a year-over-year increase of between 17% and 18%.
◦Adjusted EBITDA loss is expected to be in the range of $(13.0) million and $(11.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.20) and $(0.17), assuming weighted average common shares outstanding of 71.3 million.

•Full Year 2021 Guidance:

◦Cloud subscription revenue is expected to be in the range of $174.0 million and $175.0 million, representing year-over-year growth of 35%.
◦Total revenue is expected to be in the range of $355.0 million and $357.0 million, representing a year-over-year increase of 17%.
◦Adjusted EBITDA loss is expected to be in the range of $(40.0) million and $(38.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.68) and $(0.65), assuming weighted average common shares outstanding of 71.3 million.

Conference Call Details:

Appian will host a conference call today, August 5, 2021, at 5:00 p.m. ET to discuss Appian's financial results for the second quarter ended June 30, 2021 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com. To access the call, please dial (800) 430-8332 in the U.S. or (323) 347-3277 internationally (Conference ID: 6145770). Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 6145770.

Management will present at the following investor conferences:

•Oppenheimer 24th Annual Technology, Internet & Communications Conference. The presentation is scheduled for Tuesday, August 10th at 8:15 a.m. ET.
•Keybanc’s 2021 Technology Leadership Forum. Management will be participating in a panel: The Evolving Automation Software Stack – From RPA to Low Code/No-Code, scheduled for Wednesday, August 11th at 10:00 a.m, ET. Management will also participate in a fire-side chat presentation scheduled for Wednesday, August 11th at 12:40 p.m. ET

About Appian

Appian helps organizations build apps and workflows rapidly, with a low-code automation platform. Combining people, technologies, and data in a single workflow, Appian can help companies maximize their resources and improve business results. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted average shares outstanding, and adjusted EBITDA. These non-GAAP financial measures exclude the effect of stock-based compensation expense, gains or losses on disposals of assets, and certain litigation-related expenses consisting of legal and other professional fees which are not indicative of our core operating performance and are not part of our normal course of business.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter and full year 2021, the impact of COVID-19 on our business and on the global economy, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will," and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, the timing of Appian’s recognition of subscriptions revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 18, 2021 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Srinivas Anantha, CFA
703-442-8844
investors@appian.com

Media Contact
Ben Farrell
703-442-1067
ben.farrell@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$131,279	$112,462
Short-term investments and marketable securities	111,324	109,826
Accounts receivable, net of allowance of $1,400 as of each of June 30, 2021 and December 31, 2020	82,301	97,278
Deferred commissions, current	20,162	17,899
Prepaid expenses and other current assets	28,074	27,955
Total current assets	373,140	365,420
Property and equipment, net	34,064	35,404
Long-term investments	7,048	36,120
Goodwill	4,707	4,862
Intangible assets, net of accumulated amortization of $623 and $429 as of June 30, 2021 and December 31, 2020, respectively	1,480	1,744
Operating right-of-use assets	30,528	30,659
Deferred commissions, net of current portion	39,275	34,198
Deferred tax assets	607	489
Other assets	3,066	3,625
Total assets	$493,915	$512,521
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,020	$2,967
Accrued expenses	7,276	5,821
Accrued compensation and related benefits	25,699	22,981
Deferred revenue, current	113,805	116,256
Operating lease liabilities, current	7,854	6,923
Other current liabilities	6	940
Total current liabilities	159,660	155,888
Operating lease liabilities, net of current portion	50,185	51,194
Deferred revenue, net of current portion	2,905	3,886
Deferred tax liabilities	35	70
Other non-current liabilities	4,784	4,878
Total liabilities	217,569	215,916
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 39,581,079 shares issued and outstanding as of June 30, 2021; 500,000,000 shares authorized and 38,971,324 shares issued and outstanding as of December 31, 2020	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 31,499,516 shares issued and outstanding as of June 30, 2021; 100,000,000 shares authorized and 31,707,866 shares issued and outstanding as of December 31, 2020	3	3
Additional paid-in capital	485,079	470,498
Accumulated other comprehensive loss	(2,438)	(5,010)
Accumulated deficit	(206,302)	(168,890)
Total stockholders’ equity	276,346	296,605
Total liabilities and stockholders’ equity	$493,915	$512,521

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Subscriptions	$56,946	$41,418	$120,712	$91,854
Professional services	26,053	25,357	51,142	53,785
Total revenue	82,999	66,775	171,854	145,639
Cost of revenue
Subscriptions	6,860	4,701	12,714	10,084
Professional services	18,975	16,455	36,650	35,191
Total cost of revenue	25,835	21,156	49,364	45,275
Gross profit	57,164	45,619	122,490	100,364
Operating expenses
Sales and marketing	40,520	29,086	76,504	63,258
Research and development	23,862	17,178	44,552	33,216
General and administrative	17,358	11,450	36,500	24,591
Total operating expenses	81,740	57,714	157,556	121,065
Operating loss	(24,576)	(12,095)	(35,066)	(20,701)
Other (income) expense
Other (income) expense, net	(1,081)	(682)	1,812	2,432
Interest expense	80	128	161	271
Total other (income) expense	(1,001)	(554)	1,973	2,703
Loss before income taxes	(23,575)	(11,541)	(37,039)	(23,404)
Income tax expense	250	274	373	80
Net loss	$(23,825)	$(11,815)	$(37,412)	$(23,484)
Net loss per share:
Basic and diluted	$(0.34)	$(0.17)	$(0.53)	$(0.35)
Weighted average common shares outstanding:
Basic and diluted	70,952,917	68,369,823	70,842,263	67,949,270

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue
Subscriptions	$295	$229	$592	$442
Professional services	865	317	1,506	529
Operating expenses
Sales and marketing	1,197	657	2,305	1,410
Research and development	1,069	619	2,084	1,172
General and administrative	1,172	1,792	6,005	3,537
Total stock-based compensation expense	$4,598	$3,614	$12,492	$7,090

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(37,412)	$(23,484)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,561	2,980
Bad debt expense	32	200
Loss on disposal of property and equipment	—	22
Change in fair value of available-for-sale securities	(31)	—
Deferred income taxes	(144)	(168)
Stock-based compensation	12,492	7,090
Changes in assets and liabilities:
Accounts receivable	16,720	(2,084)
Prepaid expenses and other assets	243	1,922
Deferred commissions	(7,340)	(295)
Accounts payable and accrued expenses	3,000	(1,674)
Accrued compensation and related benefits	2,808	2,575
Other current and non-current liabilities	(563)	1,271
Deferred revenue	(1,791)	2,310
Operating lease liabilities	52	2,378
Net cash used in operating activities	(9,373)	(6,957)
Cash flows from investing activities:
Proceeds from sale of investments	27,604	—
Payments for acquisitions, net of cash acquired	—	(6,138)
Purchases of property and equipment	(1,027)	(686)
Net cash provided by (used in) investing activities	26,577	(6,824)
Cash flows from financing activities:
Principal payments on finance leases	—	(716)
Proceeds from public offering, net of underwriting discounts	—	108,260
Payments of costs related to public offerings	—	(18)
Proceeds from exercise of common stock options	2,089	2,242
Net cash provided by financing activities	2,089	109,768
Effect of foreign exchange rate changes on cash and cash equivalents	(476)	404
Net increase in cash and cash equivalents	18,817	96,391
Cash and cash equivalents, beginning of period	$112,462	$159,755
Cash and cash equivalents, end of period	$131,279	$256,146
Supplemental disclosure of cash flow information:
Cash paid for interest	$173	$88
Cash paid for income taxes	$806	$139

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(24,576)	$(12,095)	$(35,066)	$(20,701)
Add back:
Stock-based compensation expense	4,598	3,614	12,492	7,090
Litigation expenses(1)	2,353	—	4,040	—
Non-GAAP operating loss	$(17,625)	$(8,481)	$(18,534)	$(13,611)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(23,825)	$(11,815)	$(37,412)	$(23,484)
Add back:
Stock-based compensation expense	4,598	3,614	12,492	7,090
Litigation expenses(1)	2,353	—	4,040	—
Loss on disposal of property and equipment	—	15	—	22
Non-GAAP net loss	$(16,874)	$(8,186)	$(20,880)	$(16,372)

Non-GAAP earnings per share:
Non-GAAP net loss	$(16,874)	$(8,186)	$(20,880)	$(16,372)
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	70,952,917	68,369,823	70,842,263	67,949,270
Non-GAAP net loss per share, basic and diluted	$(0.24)	$(0.12)	$(0.29)	$(0.24)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.34)	$(0.17)	$(0.53)	$(0.35)
Add back:
Non-GAAP adjustments to net loss per share	0.10	0.05	0.24	0.11
Non-GAAP net loss per share, basic and diluted	$(0.24)	$(0.12)	$(0.29)	$(0.24)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(23,825)	$(11,815)	$(37,412)	$(23,484)
Other (income) expense, net	(1,081)	(682)	1,812	2,432
Interest expense	80	128	161	271
Income tax expense	250	274	373	80
Depreciation and amortization expense	1,283	1,469	2,561	2,980
Stock-based compensation expense	4,598	3,614	12,492	7,090
Litigation expenses(1)	2,353	—	4,040	—
Adjusted EBITDA	$(16,342)	$(7,012)	$(15,973)	$(10,631)
(1) Consists of professional fees and other costs incurred in connection with two separate lawsuits, one involving reciprocal false advertising and related claims with a competitor and one involving an effort to enforce our intellectual property. We believe the costs incurred related to these cases are outside of our ordinary course of business; therefore, exclusion of such costs aids to provide supplemental information and comparable financial results from period to period.